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                                      EXHIBIT 5

                            OPINION RE LEGALITY OF SHARES
                               BEING ISSUED AND CONSENT
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
                                BRADLEY & RILEY, P.C.
                               ATTORNEYS AND COUNSELORS

F. JAMES BRADLEY                                          WILLIAM T. McCARTAN
BYRON G. RILEY              FIRST CORPORATE PLACE         TIMOTHY J. HILL
MICHAEL K. DENNEY           100 FIRST STREET, S.W.        MICHELE M. BUSSE
PATRICK M. COURTNEY             P.O. BOX 2804             JAY R. ANDREWS
DONALD G. THOMPSON      CEDAR RAPIDS, IOWA 52406-2804     MAUREEN G. KENNEY
KELLY R. BAIER                 ________________           VERNON P. SQUIRES
GREGORY J. SEYFER                                         PAUL D. BURNS
DEAN A. SPINA            TELEPHONE:   (319) 363-0101
JOSEPH E. SCHMALL            FAX: (319) 363-9824          COUNSEL:
BRADLEY G. HART                                           MELISSA WEETS ANDERSON
WILLIAM J. NEPPL                                          BOSTON, MASSACHUSETTS
                                                          1-800-353-2665


___________, 1998


United Fire & Casualty Company
118 Second Avenue, S.E.
Cedar Rapids, IA 52407

         Re: United Fire & Casualty Company Employee Stock Option Plan


         We have acted as counsel to United Fire & Casualty Company in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the United Fire & Casualty Company's common stock, par value $3.33 1/3 (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of United Fire & Casualty Company relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of United Fire & Casualty Company and all amendments thereto, the Bylaws of United Fire & Casualty Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Iowa Business Corporation Act.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                     Very truly yours,

                                                     BRADLEY & RILEY, P.C.